Exhibit 99.1

GalaxyEdge Acquisition Corp Prices $100 Million Initial Public Offering

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NEW YORK, March 03, 2026 (GLOBE NEWSWIRE) -- GalaxyEdge Acquisition Corp, a blank check company incorporated in the Cayman Islands as an exempted company (the “Company”), today announced the pricing of its initial public offering (“IPO”) of 10,000,000 units at an offering price of $10.00 per unit, with each unit consisting of one ordinary share and one right to receive one-fourth (1/4) of one ordinary share upon the consummation of an initial business combination. The units are expected to trade on The New York Stock Exchange (“NYSE”) under the ticker symbol “GLEDU” beginning March 4, 2026. The Company expects the IPO to close on March 5, 2026, subject to customary closing conditions. Once the securities comprising the units begin separate trading, the ordinary shares and the rights are expected to be traded on NYSE under the symbols “GLED” and “GLEDR,” respectively.

Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, is acting as the sole book-running manager for the offering.

The Company has granted the underwriters a 45-day option to purchase up to 1,500,000 additional units at the initial public offering price, less underwriting discounts and commissions, to cover over-allotments, if any.

Celine and Partners, P.L.L.C. is serving as US legal counsel to the Company and Holland & Knight LLP is serving as legal counsel to Polaris, a division of Kingswood Capital Partners LLC, in the offering.

A registration statement on Form S-1 relating to the securities (File No. 333-290899) was previously filed with the Securities and Exchange Commission (“SEC”) and was declared effective on February 26, 2026 pursuant to Section 8(a) of the Securities Act of 1933, as amended, and was subsequently updated by Post-Effective Amendment No. 1 with the SEC on March 2, 2026, and Post-Effective Amendment No. 2 filed with the SEC on March 3, 2026. This offering is being made only by means of a prospectus forming part of the effective registration statement. Copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus, when available, may be obtained from Polaris Advisory Partners, a division of Kingswood Capital Partners LLC, by contacting Polaris at 5900 Balcones Drive, Suite 100, Austin, Texas 78731, or by telephone at (512) 537-6800, or as indicated in the prospectus.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GalaxyEdge Acquisition Corp

The Company is a blank check company incorporated in the Cayman Islands as an exempted company with limited liability for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses or entities. While the Company intends to conduct a global search for target businesses without being limited by a particular industry, the Company intends to focus on identifying a prospective target business in North America, South America, Europe, or Asia. The Company is led by Mr. Ping Zhang, the Company’s Chairman, Chief Executive Officer, and Chief Financial Officer, and its board of directors, which includes seasoned executives Qi Gong, Wei (Victor) Zhang, and Daniel M. McCabe.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the IPO and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact: (212) 574-4425